Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q1 2016 Results

New York, NY – May 9, 2016 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the "Company" or "Silvercrest") today reported the results of its operations for the quarter ended March 31, 2016.

Business Update

During the first quarter of 2016, a difficult period for investing, Silvercrest increased year-over-year top-line revenue and EBITDA, while maintaining a solid pipeline of new business opportunities. Silvercrest’s investment capabilities continued their outperformance, supporting business development efforts.

Top line revenue increased 10.5% for the quarter ended March 2016 versus March 2015, from $17.4 million to $19.3 million – due to organic growth, increased institutional business and our successful acquisition of Jameson, Eaton & Wood, Inc.  Discretionary assets under management – primarily responsible for the firm’s revenue – increased from $11.8 billion to $12.2 billion from March 2015 to March 2016.  Discretionary assets under management increased by $0.1 billion during the first quarter of 2016.

As discussed last quarter, our business opportunities reflect the maturity of our marketing efforts and investments in the business, and we continue to believe that our outperformance bodes well for future organic growth, both institutionally and with high net worth families.

The firm has ongoing potential acquisition opportunities and we believe that, with one of the premier brands in the fast-growing RIA business, organic growth will be supported by selective acquisitions.

On May 3, 2016, the Company’s Board of Directors declared a quarterly dividend of $0.12 per share of Class A common stock.  The dividend will be paid on or about June 17, 2016 to shareholders of record as of the close of business on June 10, 2016.

First Quarter 2016 Highlights

•	Total Assets Under Management (“AUM”) of $17.0 billion, inclusive of discretionary AUM of $12.2 billion and non-discretionary AUM of $4.8 billion at March 31, 2016.
•	Revenue of $19.3 million.
•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $2.5 million and $1.3 million, respectively.
•	Basic and diluted net income per share of $0.16.
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $5.3 million
•	Adjusted net income[1] of $2.3 million.
•	Adjusted basic and diluted earnings per share[1] of $0.18 and $0.17, respectively.

The table below presents a comparison of certain GAAP and non-GAAP ("adjusted") financial measures and AUM.

	For the Three Months Ended March 31,
(in thousands except as indicated)	2016	2015
Revenue	$19,263	$17,428
Income before other income (expense), net	$3,624	$4,138
Net income	$2,496	$2,810
Net income attributable to Silvercrest	$1,307	$1,403

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

Adjusted EBITDA[1]	$5,255	$4,966
Adjusted EBITDA margin[1]	27.3%	28.5%
Adjusted net income[1]	$2,262	$2,612
Adjusted basic earnings per share[1]	$0.18	$0.21
Adjusted diluted earnings per share[1]	$0.17	$0.21
Assets under management at period end (billions)	$17.0	$18.2
Average assets under management (billions)[2]	$17.6	$18.1

AUM at $17.0 billion

Silvercrest’s discretionary assets under management increased by $0.4 billion, or 3.4%, to $12.2 billion at March 31, 2016 from $11.8 billion at March 31, 2015.  Silvercrest’s AUM decreased by $1.2 billion, or 6.6%, to $17.0 billion at March 31, 2016 from $18.2 billion at March 31, 2015.  The decrease in total AUM was attributable to net client outflows of $0.1 billion and market depreciation of $1.1 billion.

Silvercrest’s discretionary assets under management increased by $0.1 billion, or 0.8%, to $12.2 billion at March 31, 2016 from $12.1 billion at December 31, 2015.  Silvercrest’s AUM decreased by $1.1 billion, or 6.1%, to $17.0 billion at March 31, 2016 from $18.1 billion at December 31, 2015.  The decrease was attributable to net client outflows of $0.9 billion and market depreciation of $0.2 billion.

First Quarter 2016 vs. First Quarter 2015

Revenue increased by $1.8 million, or 10.5%, to $19.3 million for the three months ended March 31, 2016, from $17.4 million for the three months ended March 31, 2015. This increase was driven primarily by growth in our management and advisory fees as a result of increased assets under management, mainly as a result of the Jamison, Eaton & Wood, Inc. acquisition (the “Jamison acquisition”).  Revenue related to the Jamison acquisition for the three months ended March 31, 2016 was $1.4 million.

Total expenses increased by $2.3 million, or 17.7%, to $15.6 million for the three months ended March 31, 2016 from $13.3 million for the three months ended March 31, 2015. Compensation and benefits expense increased by $1.7 million, or 17.2%, to $11.4 million for the three months ended March 31, 2016 from $9.8 million for the three months ended March 31, 2015. The increase was primarily attributable to an increase in the accrual for bonuses of $0.3 million, an increase in benefits costs of $0.1 million, an increase in equity-based compensation of $0.7 million due to the granting of restricted stock units in August 2015 and an increase in salaries expense of $0.6 million as a result of both merit-based increases and increased headcount due to the Jamison acquisition and the acquisition of Cappiccille & Company, LLC (“Cappiccille”). General and administrative expenses increased by $0.7 million, or 19.0%, to $4.2 million for the three months ended March 31, 2016 from $3.5 million for the three months ended March 31, 2015. This increase was primarily due to an increase in investment research costs of $0.1 million and an increase in sub-advisory and referral fees of $0.2 million, both due to the Jamison acquisition, an increase in client reimbursements of $0.1 million, an increase in occupancy and related expenses of $0.1 million due to the Jamison acquisition and an increase in depreciation and amortization of $0.2 million due primarily to intangibles acquired as part of the Jamison acquisition.

Consolidated net income was $2.5 million.  Net income attributable to Silvercrest was $1.3 million, or $0.16 per basic and diluted share for the three months ended March 31, 2016.   Our Adjusted Net Income1 was $2.3 million, or $0.18 per adjusted basic share and $0.17 per adjusted diluted share3 for the three months ended March 31, 2016.

Adjusted EBITDA1 was $5.3 million or 27.3% of revenue for the three months ended March 31, 2016 as compared to $5.0 million or 28.5% of revenue for the same period in the prior year.

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.
[3]

Adjusted basic and diluted earnings per share measures for the three months ended March 31, 2016 are based on the number of shares of Class A common stock and Class B common stock outstanding as of March 31, 2016.  Adjusted diluted earnings per share are further based on the addition of unvested deferred equity units, restricted stock units, and performance units to the extent dilutive at the end of the reporting period.

Liquidity and Capital Resources

Cash and cash equivalents were $19.1 million at March 31, 2016, compared to $31.6 million at December 31, 2015. Silvercrest L.P. had notes payable of $4.5 million at March 31, 2015 and December 31, 2015.  As of March 31, 2016, there was nothing outstanding on our revolving credit facility with City National Bank.

Total stockholders' equity was $46.3 million at March 31, 2016.  We had 8,027,825 million shares of Class A common stock outstanding and 4,661,849 million shares of Class B common stock outstanding at March 31, 2016.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.  These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•

We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company.

•	Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.
•

Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses. Furthermore, Adjusted Net Income includes income tax expense assuming a corporate rate of 40%.

•

Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested deferred equity units, restricted stock units and performance units to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on May 10, 2016, at 9:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-866-394-9665 or for international listeners the call may be accessed by dialing 1-253-237-1128.  An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This report contains, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include but are not limited to: incurrence of net losses, fluctuations in quarterly and annual results, adverse economic or market conditions, our expectations with respect to future levels of assets under management, inflows and outflows, our ability to retain clients from whom we derive a substantial portion of our assets under management, our ability to maintain our fee structure, our particular choices with regard to investment strategies employed, our ability to hire and retain qualified investment professionals, the cost of complying with current and future regulation, coupled with the cost of defending ourselves from related investigations or litigation, failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct, our expected tax rate, and our expectations with respect to deferred tax assets,  adverse economic or market conditions, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 which is accessible on the SEC’s website at www.sec.gov.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia and New Jersey, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the three months ended March 31,
	2016	2015

Revenue
Management and advisory fees	$18,334	$16,703
Family office services	929	725
Total revenue	19,263	17,428
Expenses
Compensation and benefits	11,442	9,762
General and administrative	4,197	3,528
Total expenses	15,639	13,290
Income before other income (expense), net	3,624	4,138
Other income (expense), net
Other income (expense), net	8	8
Interest income	17	20
Interest expense	(65)	(58)
Total other income (expense), net	(40)	(30)
Income before provision for income taxes	3,584	4,108
Provision for income taxes	(1,088)	(1,298)
Net income	2,496	2,810
Less: net income attributable to non-controlling interests	(1,189)	(1,407)
Net income attributable to Silvercrest	$1,307	$1,403
Net income per share:
Basic	$0.16	$0.18
Diluted	$0.16	$0.18
Weighted average shares outstanding:
Basic	7,995,720	7,770,610
Diluted	7,995,720	7,770,610

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended March 31,
	2016	2015
Reconciliation of non-GAAP financial measure:
Net income	$2,496	$2,810
Provision for income taxes	1,088	1,298
Delaware Franchise Tax	45	55
Interest expense	65	58
Interest income	(17)	(20)
Depreciation and amortization	665	460
Equity-based compensation	772	115
Other adjustments (A)	141	190
Adjusted EBITDA	$5,255	$4,966
Adjusted EBITDA Margin	27.3%	28.5%
(A)	Other adjustments consist of the following:

Acquisition costs (a)	$22	$58
Non-acquisition expansion costs (b)	78	132
Other (c)	41	—
Total other adjustments	$141	$190
(a)

For the three months ended March 31, 2016, reflects $12 of legal fees associated with the Cappiccille Acquisition, and $10 of professional fees related to the Jamison Acquisition. For the three months ended March 31, 2015, reflects the legal fees associated with the Jamison Acquisition.

(b)	Represents accrued earnout of $78 and $64 and professional fees of $0 and $68 for the three months ended March 31, 2016 and 2015, respectively, related to our Richmond, VA office expansion.
(c)

For the three months ended March 31, 2016, represents costs associated with the upgrade of our telephone system of $19, costs related to the implementation of software of $5 and professional fees related to a mock compliance audit of $17.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended March 31,
	2016	2015
Reconciliation of non-GAAP financial measure:
Consolidated net income	$2,496	$2,810
Consolidated GAAP provision for income taxes	1,088	1,298
Delaware Franchise Tax	45	55
Other adjustments (See A in Exhibit 2)	141	190
Adjusted income before provision for income taxes	$3,770	$4,353
Adjusted provision for income taxes:
Adjusted provision for income taxes (40% assumed tax rate)	(1,508)	(1,741)
Adjusted net income	$2,262	$2,612
Adjusted earnings per share/unit:
Basic	$0.18	$0.21
Diluted	$0.17	$0.21
Shares/units outstanding:
Basic Class A shares outstanding	8,028	7,786
Basic Class B shares/units outstanding	4,662	4,629
Total basic shares/units outstanding	12,690	12,415
Diluted Class A shares outstanding	8,028	7,786
Diluted Class B shares/units outstanding (B)	5,628	4,645
Total diluted shares/units outstanding	13,656	12,431

(B)

Includes 0 and 4,911 unvested deferred equity units and 966,510 and 0 unvested restricted stock units as of March 31, 2016 and 2015, respectively.  Also includes 0 and 11,246 conditionally issuable units that vest upon achievement of certain performance metrics, that would be issuable if March 31, 2016 and 2015, respectively, was the end of the contingency.

Exhibit 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of

Financial Condition
(in thousands)

	March 31, 2016	December 31, 2015
Assets	(Unaudited)
Cash and cash equivalents	$19,106	$31,562
Restricted certificates of deposit and escrow	80	587
Investments	31	32
Receivables, net	4,774	4,502
Due from Silvercrest Funds	2,539	4,330
Furniture, equipment and leasehold improvements, net	2,295	2,425
Goodwill	25,168	24,682
Intangible assets, net	14,845	15,331
Deferred tax asset – tax receivable agreement	21,280	21,498
Prepaid expenses and other assets	3,834	3,262
Total assets	$93,952	$108,211
Liabilities and Equity
Accounts payable and accrued expenses	$4,752	$4,031
Accrued compensation	5,407	21,786
Notes payable	4,466	4,514
Deferred rent	745	852
Deferred tax and other liabilities	15,486	15,391
Total liabilities	30,856	46,574
Commitments and Contingencies
Equity
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 8,027,825 and 7,989,749 issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	80	80
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 4,661,849 and 4,695,014 issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	45	46
Additional Paid-In Capital	41,116	40,951
Retained earnings	5,106	4,758
Total Silvercrest Asset Management Group Inc.’s equity	46,347	45,835
Non-controlling interests	16,749	15,802
Total equity	63,096	61,637
Total liabilities and equity	$93,952	$108,211

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended March 31,		% Change From March 31,
	2016	2015	2015
Beginning assets under management	$18.1	$17.9	1.1%
Gross client inflows	1.0	0.8	25.0%
Gross client outflows	(1.9)	(0.7)	171.4%
Market (depreciation) appreciation	(0.2)	0.2	-200.0%
Ending assets under management	$17.0	$18.2	-6.6%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended March 31,		% Change From March 31,
	2016	2015	2015
Beginning assets under management	$12.1	$11.6	4.3%
Gross client inflows	1.0	0.7	42.9%
Gross client outflows	(1.0)	(0.6)	66.7%
Market appreciation	0.1	0.1	0.0%
Ending assets under management	$12.2	$11.8	3.4%

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended March 31,		% Change From March 31,
	2016	2015	2015
Beginning assets under management	$6.0	$6.3	-4.8%
Gross client inflows	—	0.1	-100.0%
Gross client outflows	(0.9)	(0.1)	800.0%
Market (depreciation) appreciation	(0.3)	0.1	-400.0%
Ending assets under management	$4.8	$6.4	-25.0%

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended March 31,
	2016	2015
Total AUM as of January 1,	$18.147	$17.893
Discretionary AUM:
Total Discretionary AUM as of January 1,	12.077	11.599
New client accounts/assets	0.095	0.049	(1)
Closed accounts	(0.048)	(0.003)	(2)
Net cash inflow/(outflow)	(0.109)	0.053	(3)
Non-discretionary to discretionary AUM	0.000	(0.004)	(4)
Market appreciation	0.164	0.163
Change to Discretionary AUM	0.102	0.258
Total Discretionary AUM as of March 31,	12.180	11.857
Change to Non-Discretionary AUM	(1.232)	0.041	(5)
Total AUM as of March 31,	$17.017	$18.192

(1)	Represents new account flows from both new and existing client relationships
(2)	Represents closed accounts of existing client relationships and those that terminated
(3)	Represents periodic cash flows related to existing accounts
(4)	Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM
(5)	Represents the net change to Non-Discretionary AUM

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of March 31, 2016

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE	ANNUALIZED PERFORMANCE
AS OF 3/31/16	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	1.8	11.1	10.3	16.2	7.9
Russell 1000 Value Index		-1.5	9.4	10.3	16.3	6.6
Small Cap Value Composite	4/1/02	-4.5	9.2	9.7	18.4	10.4
Russell 2000 Value Index		-7.7	5.7	6.7	15.5	7.2
Smid Cap Value Composite	10/1/05	-0.6	9.6	9.9	17.5	8.9
Russell 2500 Value Index		-5.2	7.2	8.3	17.3	6.6
Multi Cap Value Composite	7/1/02	1.4	11.7	11.0	17.6	9.0
Russell 3000 Value Index		-2.1	9.1	10.0	16.3	7.4
Equity Income Composite	12/1/03	3.8	11.9	12.1	17.1	11.3
Russell 3000 Value Index		-2.1	9.1	10.0	16.3	7.5
Focused Value Composite	9/1/04	1.8	12.8	9.8	18.0	10.2
Russell 3000 Value Index		-2.1	9.1	10.0	16.3	7.1

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 smallest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.